Contact:  Nicholas Zillges
President and Chief Executive Officer
(715) 845-7331

FOR IMMEDIATE RELEASE – April 9, 2021

MARATHON BANCORP, INC. ANNOUNCES
RESULTS OF STOCK OFFERING AND CLOSING DATE

Wausau, WI – April 9, 2021 – Marathon Bancorp, Inc. (the “Company”), the proposed holding company for Marathon Bank (the “Bank”), announced today that the Bank has received all regulatory approvals required for the completion of the Bank’s mutual holding company reorganization and the Company’s minority stock offering and expects to close the offering on April 14, 2021. Shares of the Company’s common stock are anticipated to begin trading on April 15, 2021 on the OTC Pink Marketplace.
The Company received orders between the maximum and the adjusted maximum of the offering range. All timely orders were accepted. The Company will issue and sell 1,003,274 shares of common stock (45% of its to be outstanding shares) in the offering at $10.00 per share. The Bank’s employee stock ownership plan will purchase 87,397 shares of common stock (3.92% of its to be outstanding shares) in the offering, which are included in the 1,003,274 shares of common stock expected to be sold in the offering. The Company will issue 1,226,223 shares of common stock (55% of its to be outstanding shares) to Marathon MHC, the Company’s mutual holding company. A total of 2,229,497 shares of Company common stock will be outstanding following the completion of the offering.
The Company’s transfer agent, Continental Stock Transfer & Trust Company, expects to mail Direct Registration Statements reflecting the shares purchased in the stock offering and a check for any interest due on funds submitted on or about April 15, 2021.
The Bank is a Wisconsin-chartered savings bank headquartered in Wausau, Wisconsin.  The Bank conducts its business from its main office and three branch offices located in Marathon and Ozaukee Counties.  The Bank’s executive office is located at 500 Scott Street, Wausau, Wisconsin 54403.  For more information about the Bank, please visit www.marathonbank.com.

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, delays in consummation of the reorganization and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, the effects of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of our loan or investment portfolios.  Additionally, other risks and uncertainties may be described in the prospectus of Marathon Bancorp, Inc. which is available through the U.S. Securities and Exchange Commission’s website (www.sec.gov). Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is being made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of Marathon Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.